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                                                           EXHIBIT 23.2


CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Form S-1 Registration Statement on Form S-3(33-96760) of U.S. Office Products Company of our report dated February 2, 1996, relating to the financial statements of School Specialty, Inc, which appear in the Current Reports on Form 8-K, dated July 16, 1996 and September 23, 1996 of U.S. Office Products Company. We also consent to the reference to us under the captions "Experts" in the Registration Statement.



Milwaukee, Wisconsin                   /s/ Ernst & Young LLP
September 26, 1996                     ERNST & YOUNG LLP